Exhibit 99.1

ATEC Reports First Quarter 2023 Financial Results

Total revenue grew 54% to $109 million, including surgical revenue growth of 55%

EOS revenue grew to $15 million

Adjusted EBITDA margin improved 1,080 basis points year-over-year

CARLSBAD, Calif., May 4, 2023 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended March 31, 2023, and recent corporate highlights.

First-Quarter 2023 Financial Results

Quarter Ended March 31, 2023
Total revenue	$109 million
GAAP gross margin	65%
Non-GAAP gross margin	72%
GAAP Operating expenses	$111 million
Non-GAAP operating expenses	$93 million
GAAP operating loss	($40) million
Adjusted EBITDA	($5) million
Ending cash balance	$117 million

Recent Highlights

•
Extended momentum of PTPTM (Prone TransPsoas) procedure, the strongest contributor to Q1 revenue growth;
•
Advanced lateral sophistication with full commercial release of LTPTM(Lateral TransPsoas) procedure;
•
Introduced ATEC AIS (Adolescent Idiopathic Scoliosis) Approach, with adaptable InVictusTM instrumentation designed to streamline and optimize de-rotation;
•
Drove 40% increase in surgical volume and 11% increase in average revenue per procedure;
•
Acquired navigation-enabled robotics platform to enhance precision of ATEC’s procedural strategy.

“We continue to execute against our mission to revolutionize the approach to spine surgery,” said Pat Miles, Chairman and Chief Executive Officer. “As many in our industry capitulate, or seek to drive growth through acquired revenues, ATEC is content to be the outlier: methodically applying our 100% spine focus and unmatched know-how to integrate and evolve technologies that improve the predictability and reproducibility of spine care. ATEC's innovation is not only driving rapid adoption today, it will also set new clinical standards for years to come.”

Financial Outlook for the Full-Year 2023

The Company continues to expect total revenue to grow 28% to $450 million for the fiscal year ended December 31, 2023, in line with expectations shared in conjunction with the release of preliminary first-quarter financial results. This includes surgical revenue growth of approximately 30% and $57 million of EOS revenue. The Company continues to expect to achieve non-GAAP adjusted EBITDA break-even for the full-year 2023.

Financial Results Webcast

ATEC will present these results via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast can be accessed by visiting the Investor Relations Section of ATEC’s Corporate Website.

To dial in to the webcast, please register viathis link.

A replay of the webcast will remain available through the Investor Relations Section of ATEC’s Corporate Website for twelve months. In addition, a dial-in replay will be available beginning about two hours after the webcast’s completion through May 11, 2022. Access the replay by dialing (800) 770-2030 and referencing conference ID number 97241.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to be the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue, balance sheet, growth and financial outlook; planned product launches and introductions; and the Company’s ability to compel surgeon adoption.  Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable first-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; and the Company’s ability to meet its financial obligations. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
	(unaudited)
Revenue:
Revenue from products and services	$109,110	$70,918
Revenue from international supply agreement	—	15
Total revenue	109,110	70,933
Cost of sales	38,685	21,717
Gross profit	70,425	49,216
Operating expenses:
Research and development	13,260	9,722
Sales, general and administrative	91,262	69,471
Litigation-related expenses	3,192	7,532
Amortization of acquired intangible assets	2,883	2,230
Transaction-related expenses	—	120
Restructuring expenses	175	1,370
Total operating expenses	110,772	90,445
Operating loss	(40,347)	(41,229)
Interest and other expense, net:
Interest expense, net	(3,874)	(1,456)
Other (expense) income, net	706	(30)
Total interest and other expense, net	(3,168)	(1,486)
Net loss before taxes	(43,515)	(42,715)
Income tax (benefit) provision	14	(99)
Net loss	$(43,529)	$(42,616)
Net loss per share, basic and diluted	$(0.40)	$(0.43)
Weighted average shares outstanding, basic and diluted	109,751	99,978
Stock-based compensation included in:
Cost of sales	$6,006	$256
Research and development	1,317	972
Sales, general and administrative	9,139	8,956
	$16,462	$10,184

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$116,698	$84,696
Accounts receivable, net	62,415	60,060
Inventories	108,242	101,521
Prepaid expenses and other current assets	11,798	9,357
Total current assets	299,153	255,634
Property and equipment, net	109,750	101,952
Right-of-use assets	28,063	28,360
Goodwill	47,924	47,367
Intangible assets, net	81,079	82,781
Other assets	3,724	4,874
Total assets	$569,693	$520,968

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$39,070	$34,742
Accrued expenses and other current liabilities	69,032	72,382
Contract liabilities	13,938	11,956
Short-term debt	16,068	14,948
Current portion of operating lease liabilities	4,796	4,842
Total current liabilities	142,904	138,870
Total long-term liabilities	461,548	393,162
Redeemable preferred stock	23,603	23,603
Stockholders' (deficit) equity	(58,362)	(34,667)
Total liabilities and stockholders' (deficit) equity	$569,693	$520,968

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended
	March 31,
	2023	2022
(unaudited)
Gross profit, GAAP	$70,425	$49,216
Add: amortization of intangible assets	220	-
Add: stock-based compensation	6,006	256
Add: purchase accounting adjustments on acquisitions	195	-
Add: excess and obsolete write-down	2,098	1,706
Non-GAAP gross profit	$78,944	$51,178
Gross margin, GAAP	64.5%	69.4%
Add: amortization of intangible assets	0.2%	0.0%
Add: stock-based compensation	5.5%	0.4%
Add: purchase accounting adjustments on acquisitions	0.2%	0.0%
Add: excess and obsolete write-down	1.9%	2.4%
Non-GAAP gross margin	72.3%	72.1%

	Three Months Ended
	March 31,
	2023	2022
(unaudited)
Operating expenses, GAAP	$110,772	$90,445
Adjustments:
Stock-based compensation	(10,456)	(9,928)
Litigation-related expenses	(3,192)	(7,532)
Amortization of intangible assets	(2,883)	(2,230)
Transaction-related expenses	-	(120)
Restructuring expenses	(175)	(1,370)
Other non-recurring expenses[1]	(1,349)	-
Non-GAAP operating expenses	$92,717	$69,265

	Three Months Ended
	March 31,
	2023	2022
(unaudited)
Operating loss, GAAP	$(40,347)	$(41,229)
Depreciation	8,589	7,085
Amortization of intangible assets	3,103	2,230
EBITDA	(28,655)	(31,914)
Add back significant items:
Stock-based compensation	16,462	10,184
Purchase accounting adjustments on acquisitions	195	-
Excess & obsolete write-down	2,098	1,706
Litigation-related expenses	3,192	7,532
Transaction-related expenses	-	120
Restructuring expenses	175	1,370
Other non-recurring expenses[1]	1,349	-
Adjusted EBITDA	$(5,184)	$(11,002)

[1]Non-recurring consulting fees associated with the implementation of our state tax-planning strategy